UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2019 (February 27, 2019)

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive Suite 400

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Waiver to Credit Agreement

On February 27, 2019, CNX Resources Corporation (the “Company”), as borrower, entered into Waiver No. 1 to Credit Agreement (the “Waiver”) with respect to the Credit Agreement (as defined below), with certain lenders under the Credit Agreement and PNC Bank, National Association, as administrative agent. The Waiver permits the Company to issue up to $650.0 million of unsecured notes without an associated reduction in the borrowing base under the Company’s revolving credit facility pursuant to the Second Amended and Restated Credit Agreement, dated as of March 8, 2018 (the “Credit Agreement”), by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and PNC Bank, National Association, as administrative agent and collateral agent, so long as such unsecured notes are issued prior to the earlier of April 30, 2019, and the date on which the next borrowing base redetermination becomes effective.

The foregoing description is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On February 28, 2019, the Company issued a press release announcing the commencement of a cash tender offer for up to $400.0 million aggregate principal amount of its 5.875% senior notes due 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On March 1, 2019, the Company issued a press release announcing the pricing of $500.0 million of its 7.25% senior notes due 2027 at an issue price of 100% of their face value. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

10.1	Waiver No. 1 to Second Amended and Restated Credit Agreement, dated as of February 27, 2019, by and among CNX Resources Corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and PNC Bank, National Association, as administrative agent and collateral agent.

99.1	Press Release dated February 28, 2019 regarding the commencement of a cash tender offer for up to $400.0 million of CNX Resources Corporation’s outstanding 5.875% senior notes due 2022.

99.2	Press Release dated March 1, 2019 regarding the pricing of $500.0 million of 7.25% senior notes due 2027 by CNX Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Donald W. Rush
	Name:	Donald W. Rush
	Title:	Chief Financial Officer and Executive Vice President

Dated: March 4, 2019